Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSON BY THESE PRESENTS, that each individual whose signature appears below constitute and appoints David Wiessman, his true and lawful attorney-in-fact, authorized representative in the United States and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf, as a director or officer, or both, as the case may be, of Alon USA Energy, Inc., a Delaware corporation (the “Registrant”), a Registration Statement on Form S-8, with respect to the registration under the Securities Act of 1933, as amended, of securities issued under the Registrant’s Amended and Restated 2005 Incentive Compensation Plan, and to sign any or all amendments and post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Signature	Title	Date

/s/ Jeff D. Morris Jeff D. Morris	Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2010

/s/ David Wiessman David Wiessman	Executive Chairman of the Board	May 13, 2010

/s/ Shai Even Shai Even	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2010

/s/ Itzhak Bader Itzhak Bader	Director	May 13, 2010

/s/ Boaz Biran Boaz Biran	Director	May 13, 2010

/s/ Shlomo Even Shlomo Even	Director	May 13, 2010

/s/ Avinadav Grinshpon Avinadav Grinshpon	Director	May 13, 2010

/s/ Ron W. Haddock Ron W. Haddock	Director	May 13, 2010

/s/ Yeshayahu Pery Yeshayahu Pery	Director	May 13, 2010

/s/ Zalman Segal Zalman Segal	Director	May 13, 2010

/s/ Avraham Baiga Shochat Avraham Baiga Shochat	Director	May 13, 2010